Elevation Series Trust N-14

Exhibit 99.14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of RiverNorth Active Income ETF, a series of Elevation Series Trust, under the headings “Questions and Answers” and “Summary Comparison of the Funds” in the Combined Proxy Statement and Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Greenwood Village, Colorado

June 9, 2025